EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Host Hotels & Resorts, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-78091, 333-98207, 333-155689, 333-155690, 333-144195, 333-150159 and 333-117229) on Form S-3 and (Nos. 333-75055, 333-28683, 333-75057, 333-75059 and 033-66622) on Form S-8 of Host Hotels & Resorts, Inc. of our report dated February 26, 2010, except as to Notes 2, 6, 10, 12, 15 and 19, which are as of November 30, 2010, with respect to the consolidated balance sheets of Host Hotels & Resorts, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2009 and the related financial statement schedule as of December 31, 2009, which report appears in the current report on Form 8-K of Host Hotels & Resorts, Inc. dated November 30, 2010.

/s/ KPMG LLP

McLean, Virginia

November 30, 2010

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